Exhibit 10.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in (i) the Registration Statements filed on Form F-3 (File Nos. 333-84226, 333-128361, 333-129962 and 333-130040) and in any related Prospectus and (ii) the Registration Statements on Form S-8 (File Nos: 333-11368, 333-11414, 333- 13038, 333-13664, 333-13668, 333-14254, 333-14252, 333-81564, 333-92220, 333-108833, 333-125075 and 333-137354) of our reports dated April 13, 2007, with respect to the consolidated financial statements and schedules of ING Groep N.V., ING Groep N.V. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of ING Groep N.V., included in this Annual Report (Form 20-F) for the year ended December 31, 2006.
Amsterdam, The Netherlands
April 13, 2007
Ernst & Young Accountants